MENDLOWITZ WEITSEN, LLP, CPAS
               K2 BRIER HILL COURT, EAST BRUNSWICK, NJ 08816-3341
            TEL: 732.613.9700 FAX: 732.613.9705 E-MAIL: MW@MWLLP.COM






                     CONSENT OF INDEPENDENT PUBLIC AUDITORS



As independent public auditors, we hereby consent to the use in this Post-Effective Amendment Number 3 to the Registration Statement (File No. 811-09053) of THE MP63 FUND, INC., of all references to our firm included in or made a part of this Amendment.



                                                     MENDLOWITZ WEITSEN, LLP
East Brunswick, New Jersey
June 27, 2001





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